Exhibit 32.1

CERTIFICATION PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

The undersigned, Giora Davidovits, hereby certifies, pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that:

(1)

the annual report on Form 10-K of Online Disruptive Technologies, Inc. for the year ended December 31, 2016 fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2)	the information contained in the Form 10-K fairly presents, in all material respects, the financial condition and results of operations of Online Disruptive Technologies, Inc.

Dated: March 31, 2017

/s/ Giora Davidovits
Giora Davidovits
President, Chief Executive Officer, Chief Financial Officer, Treasurer,
Secretary and Director
(Principal Executive Officer, Principal Financial Officer and
Principal Accounting Officer)